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                           EXHIBIT 4.3





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                      CERTIFICATE OF TRUST
                               OF
                  FIRST PREFERRED CAPITAL TRUST

     THIS CERTIFICATE OF TRUST OF FIRST PREFERRED CAPITAL TRUST (the "Trust"), dated as of December 12, 1996, is being duly executed and filed by WILMINGTON TRUST COMPANY, a Delaware banking corporation, JAMES F. DIERBERG, ALLEN H. BLAKE and LAURENCE J. BROST, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

 1.  NAME.  The name of the business trust formed hereby is FIRST
     PREFERRED CAPITAL TRUST.

 2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

 3. EFFECTIVE DATE. This Certificate of Trust shall be effective on December 16, 1996.

     IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, has executed this Certificate of Trust as of the date first above written.


                                               WILMINGTON TRUST COMPANY,
                                               as trustee


                                               By: /s/ Emmett R. Harmon
                                                  ----------------------------
                                               Name:  Emmett R. Harmon
                                               Title: Vice President


                                               /s/ James F. Dierberg
                                               -------------------------------
                                               JAMES F. DIERBERG
                                               as Trustee


                                               /s/ Allen H. Blake
                                               -------------------------------
                                               ALLEN H. BLAKE
                                               as Trustee


                                               /s/ Laurence J. Brost
                                               -------------------------------
                                               LAURENCE J. BROST
                                               as Trustee